COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- GROWTH AND INCOME PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:

             DREYFUS        DREYFUS
             LIFETIME       LIFETIME
           PORTFOLIOS-     PORTFOLIOS-        STANDARD
           GROWTH AND      GROWTH AND       & POOR'S 500
             INCOME          INCOME          COMPOSITE
            PORTFOLIO       PORTFOLIO           STOCK        CUSTOMIZED
  PERIOD    (INVESTOR      (RESTRICTED         PRICE          BLENDED
             SHARES)        SHARES)            INDEX *         INDEX **

 3/31/95     10,000          10,000            10,000         10,000
 9/30/95     11,432          11,448            11,823         11,241
 9/30/96     13,128          13,070            14,226         12,619
 9/30/97     16,521          16,366            19,976         15,520
 9/30/98     17,519          17,394            21,791         16,533
 9/30/99     20,003          19,918            27,845         18,790
 9/30/00     21,434          21,390            31,540         20,846

* Source: Lipper Inc.
**Source: Lipper Inc., Morgan Stanley & Co. Incorporated and
  J.P. Morgan & Co. Incorporated

================================================================================

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- INCOME PORTFOLIO WITH THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CREDIT BOND INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:

              DREYFUS        DREYFUS         LEHMAN
              LIFETIME       LIFETIME        BROTHERS
            PORTFOLIOS-     PORTFOLIOS-   INTERMEDIATE
              INCOME          INCOME      GOVERNMENT /
             PORTFOLIO       PORTFOLIO       CREDIT         CUSTOMIZED
             (INVESTOR      (RESTRICTED        BOND          BLENDED
  PERIOD      SHARES)         SHARES)        INDEX *          INDEX *

 3/31/95      10,000          10,000         10,000          10,000
 9/30/95      10,808          10,824         10,673          10,894
 9/30/96      11,573          11,615         11,221          11,829
 9/30/97      13,099          13,183         12,140          13,623
 9/30/98      14,268          14,388         13,407          14,933
 9/30/99      15,044          15,202         13,491          16,001
 9/30/00      16,000          16,228         14,334          17,246

*Source: Lipper Inc.

================================================================================

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- GROWTH PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:

                DREYFUS         DREYFUS
                LIFETIME        LIFETIME       STANDARD
              PORTFOLIOS-     PORTFOLIOS-    & POOR'S 500
                 GROWTH          GROWTH       COMPOSITE
               PORTFOLIO       PORTFOLIO         STOCK       CUSTOMIZED
   PERIOD      (INVESTOR      (RESTRICTED       PRICE          BLENDED
                SHARES)         SHARES)         INDEX *         INDEX **

  3/31/95       10,000          10,000          10,000         10,000
  9/30/95       11,856          11,872          11,823         11,545
  9/30/96       14,177          14,214          14,226         13,399
  9/30/97       19,043          19,146          19,976         17,551
  9/30/98       19,610          19,752          21,791         18,169
  9/30/99       24,218          24,478          27,845         22,089
  9/30/00       26,361          26,712          31,540         25,143

* Source: Lipper Inc.
**Source: Lipper Inc., Morgan Stanley & Co. Incorporated and
  J.P. Morgan & Co. Incorporated